Exhibit 4.6

 Form of Secured Convertible Promissory Note between the Company as maker and private lenders to the Company

NEITHER THIS EXCHANGEABLE DEMAND PROMISSORY NOTE NOR THE SECURITIES FOR WHICH IT MAY BE EXCHANGED HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND NEITHER THIS NOTE NOR SUCH SECURITIES MAY BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND LAWS UNLESS MAKER RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT THAT SUCH REGISTRATION IS NOT REQUIRED.

EXCHANGEABLE DEMAND PROMISSORY NOTE

$ _________	Date____________

            FOR VALUE RECEIVED, the undersigned, SI Diamond Technology, Inc., a Texas corporation (“Maker”), promises to pay to, ___________ (“Payee”) Payee and any subsequent holder(s) hereof are individually and collectively referred to as the “Holder”), or order, the sum of _______________________ Dollars ($_______), or so much thereof as may from time to time hereafter be outstanding hereunder, whichever is less, together with interest thereon, all as hereinafter provided.

            1.         Interest and Principal Payments.

            a.         Payment on this Note shall be made six months after its execution (the “Demand Date”). In lieu of cash, holder may elect to receive shares of  the common stock of Maker (“Stock”) in payment of the note at a _____ discount off of the then current Market Price (as defined below) in accordance with Section 3 hereof.

            b.         From the date hereof to and including the date this Note is paid or otherwise discharged, the unpaid principal amount of this Note shall bear simple interest at a rate of fifteen percent (15%) per annum, computed on the basis of a year of three hundred sixty five (365) days.

            c.         All payments of principal and interest shall be made in lawful money of the United States of America (except as provided in Sections 1 and 3) and shall be made to Holder at Holder’s address set forth in Section 8 or at such other place as Holder may designate to Maker in writing.

            2.         Prepayments.    This note may be prepaid without penalty, in whole or in part, at any time prior to the due date of the note, at the option of the Holder, in lawful money of the United States of America. Interest shall be calculated from the date of the note to the date of prepayment, if applicable.

            3.         Exchange of Note for Stock.  Notwithstanding the other terms and conditions of this Note, the Holder shall have the option of exchanging this Note for shares of Stock at the maturity date of the Note.  The number of shares of Stock into which this Note may be exchanged shall be equal to the number of shares of Stock computed by dividing the principal amount of this Note, plus any accrued but unpaid interest, by ___% of the Market Price.

            For purposes hereof, the term “Market Price” shall mean the average of the daily closing prices per share of the Stock for the five (5) consecutive trading days immediately preceding the due date of the note, ________, 2002.  The closing price for each day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, on the NASDAQ OTC Bulletin Board.

            4.         Exchange Procedures; Reservation of Shares.

            a.         Upon the exchange of this Note for shares of Stock, Maker shall, as soon as practicable, take all such steps as may be necessary to issue such Stock in exchange for this Note, and thereafter deliver to Holder a certificate or certificates for the number of shares of Stock to which Holder shall be entitled against receipt of this Note, duly endorsed for cancellation.

            b.         Maker covenants that it will, at the Exchange Date, make available out of its authorized Stock, solely for the purpose of issue upon exchange of this Note for Stock, such number, class and series of shares of Stock as shall then be issuable upon the exchange of this Note.

            5.         Events of Default.  The occurrence or existence of any one of the following events or conditions shall constitute an “Event of Default”:

            a.         Maker shall fail to pay the principal of, this Note when the same becomes due and payable in accordance with the terms hereof and after demand for payment has been made therefor and such amount remains unpaid for ten (10) days after such date;

            b.         Maker fails to observe or perform any covenant or agreement on the part of Maker contained in this Note for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Maker by Holder of this Note;

            c.         Maker makes a general assignment for the benefit of its creditors or applies to any tribunal for the appointment of a trustee or receiver of a substantial part of the assets of Maker, or commences any proceedings relating to Maker under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debts, dissolution or other liquidation law of any jurisdiction; or any such application is filed, or any such proceedings are commenced against Maker and Maker indicates its consent to such proceedings, or an order or decree is entered by a court of competent jurisdiction appointing such trustee or receiver, or adjudicating Maker bankrupt or insolvent, or approving the petition in any such proceedings, and such order or decree remains unstayed and in effect for ninety (90) days.

            6.         Remedies.

            a.         If an Event of Default occurs and is continuing, Holder of this Note may, by notice in writing to Maker, declare the entire unpaid principal of the Note to be due and payable immediately, and upon any such declaration the principal and unpaid interest of the Note shall become and be immediately due and payable, and Holder of this Note may thereupon proceed to protect and enforce its rights either by suit in equity or by action of law or by other appropriate proceedings, whether for specific performance (to the extent permitted by law) of any covenant or agreement contained herein or in aid of the exercise of any power granted herein, or proceed to enforce the payment of this Note or to enforce any other legal or equitable right of such Holder.

            7.         Notices; Miscellaneous.

            a.         All notices, requests, consents and other communications required or permitted under this Note shall be in writing and shall be deemed to have been delivered three (3) days after the date mailed, postage prepaid, by certified mail, return receipt requested, or on the date personally delivered:

                        i.          If to Payee, to:

                                    ____________________
                                    ____________________
                                    ____________________
                                    ____________________

                        ii.          If to Maker, to:

                                    SI Diamond Technology, Inc.
                                    3006 Longhorn Boulevard, Suite 107
                                    Austin, Texas 78758
                                    Attention: Douglas P. Baker, Vice President

                        iii.         If to any other holder other than Payee, to such address as may have been designated by notice given Maker by such Holder.

Maker, Payee or any other Holder hereof may designate a different address by notice given in accordance with the foregoing.

                        b.         From time to time, without affecting the obligations of Maker or its legal representatives, successors or assigns to pay the outstanding principal balance of this Note and observe the covenants of Maker contained herein and in the documents and instruments related hereto, without giving notice to or obtaining the consent of Maker, or its legal representatives, successors or assigns, and without liability on the part of Holder, Holder may, at the option of Holder, extend the time for payment of said outstanding principal balance or any part thereof, reduce the payments thereon, release anyone liable on any of said outstanding principal balance, accept a renewal of this Note, modify the terms of payment of said outstanding principal balance in any manner more favorable to Maker or join in any extension or subordination agreement, and agree in writing with Maker to modify the rate of interest or period of amortization of this Note or change the amount of the payments hereunder.  No one or more of such actions shall constitute a novation or otherwise affect or impair the indebtedness evidenced hereby.

            9.         Compliance with Securities Laws.  The Holder of this Note, by its acceptance of this instrument, represents and acknowledges that this Note is acquired for the Holder’s own account for investment purposes and that this Note and the Note Shares issuable upon exercise hereof (the “Note Shares”), respectively, have not been registered under the Securities Act of 1933, as amended.  Accordingly, any transfer of this Note and such Note Shares shall be subject to legal restrictions.  The Holder agrees that it will not offer for sale or sell, assign or otherwise dispose of (except exchange of the Note for Note Shares) this Note or any Note Shares issued to it pursuant to exercise hereof, except in accordance with applicable securities laws.  The Note Shares shall bear a legend similar to the legend on this Note. Maker agrees to use its best efforts to register the Note Shares prior to the due date of this Note.

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            This Note and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas (without regard to principles of conflicts of laws) and applicable Federal law.

                                                            SI Diamond Technology, Inc.

                                                           ________________________
                                                            By:      Douglas P. Baker
                                                            Title:   Vice President